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                                   EXHIBIT 32

  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      The certification set forth below is being submitted in connection with the Quarterly Report of Codorus Valley Bancorp, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

      Larry J. Miller, the Chief Executive Officer and Jann A. Weaver, the Principal Financial Officer of the Company, each certifies that, to the best of his knowledge:

      1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   November 8, 2005           /s/ Larry J. Miller
                                   ---------------------------------------------
                                   Larry J. Miller
                                   President and CEO

                                   /s/ Jann A. Weaver
                                   ---------------------------------------------
                                   Jann A. Weaver
                                   Treasurer and Assistant Secretary

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